EXHIBIT 99.1

Applied BioSciences Appoints Michael Beaubaire, M.D. to its Board of Directors

– Established life sciences executive with extensive equity capital markets, operational, scientific and business acumen –

Beverly Hills, CA, October 7, 2019 – Applied BioSciences Corp. (OTCQB: APPB) ("Applied" or the "Company"), is a company focused on the development of science-driven biopharmaceuticals and the production of high-quality health & wellness products that target the endocannabinoid system, today announced the appointment of Michael Beaubaire, M.D., to its Board of Directors.

Dr. Michael Beaubaire is a healthcare and finance leader with extensive experience in early stage drug development. He has an established career marked by the ability to evaluate technology transfer to serve as a foundation for investing, operating and strategic development work. Additionally, Dr. Beaubaire has served in a number of significant roles for emerging life science and device companies, healthcare service organizations, and interested institutional healthcare investors with experience in international transactions and global development platforms.

“Over the course of his career Dr. Beaubaire has been a key player in assessing clinical and scientific opportunities in micro-cap and private life science organizations as well as holding significant advisory roles. We are pleased to welcome him to our Board of Directors and believe that his knowledge and expertise will be vital as we continue to advance our corporate and clinical strategies,” commented Dr. Raymond Urbanski, Chief Executive Officer.

Dr. Beaubaire currently serves as the Principal of a life science and healthcare advisory group providing investing and portfolio management, business development execution, strategic consulting and capital raising services to established equity funds, consulting organizations and start-up companies. He most recently served as CEO and Director of Immunomodulation, an emerging biotechnology company focused on developing breakthrough therapies to modulate immune responses in multiple high value oncology and serious infectious disease indications. Prior to that, he served as the Chair of the Scientific Advisory Board and Investment Team of Lincoln Park Capital LLC, a fundamental equity investor in life sciences, where he is responsible for assessing clinical and scientific opportunities in micro-cap and private life science organizations, as well as evaluating reviewing and overseeing investment opportunities. Other roles include advising emerging life science and device companies, healthcare service organizations, and interested institutional healthcare investors through his own advisory firm and affiliating with leading investment banks and strategic management consulting firms.

Dr. Beaubaire added, “This is an integral time for Applied as the team is diligently working to establish a clear corporate and clinical development pathway and successfully pivot towards the cannabinoid biopharmaceuticals space. I believe the Company holds tremendous opportunity in this rapidly growing market. I look forward to leveraging my expertise and working alongside the team to access its full potential.”

Dr. Beaubaire earned his BS with Honors in Finance from the Wharton School, and his BA with Honors in Biological Basis of Behavior from the College of Arts & Sciences, both at the University of Pennsylvania. He received his Medical Doctorate degree from Northwestern University Medical School, and trained as an Internal Medicine resident at Evanston Northwestern Healthcare where he served as an educator to medical interns and students under his tutelage.

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About Applied BioSciences Corp.

Applied BioSciences is a vertically integrated company focused on the development and commercialization of novel, science-driven, synthetic cannabinoid therapeutics / biopharmaceuticals that target the endocannabinoid system to treat a wide-range of diseases across multiple therapeutic areas. We also deliver high-quality consumer and OTC THC-free CBD products that promote overall health and wellbeing as well as state-of-the-art testing and analytics capabilities to our customers. For more information, visit the Company’s website.

Safe Harbor Statement

Except for historical information contained herein, statements in this release may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Applied Biosciences Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Applied BioSciences Corp.

Investor and Media Contact:

IR@appliedbiocorp.com

(833) 475-8247

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